Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-38530, 333-69486, 333-96893, 333-109992, 333-120147 and 333-155393) on Form S-8 of Southwall Technologies Inc. and subsidiaries (collectively, the “Company”) of our report dated March 28, 2011 relating to our audit of the consolidated financial statements and the financial statement schedule, which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ SingerLewak LLP
San Jose, California
March 28, 2011